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                                                                     EXHIBIT 1

TERMINATION AGREEMENT

         This TERMINATION AGREEMENT (this "Termination Agreement") is entered into and effective as of February 16, 1997 (the "Effective Date") by and among Superior National Insurance Group, Inc., a California corporation ("Superior"), and the holders listed on the signature pages hereof (collectively, the "Security Holders") of (1) shares of common stock, par value $.01 per share, and
(2) Series A Convertible Debentures of Pac Rim Holding Corporation, a Delaware corporation.

         WHEREAS, Superior and the Security Holders entered into that certain Voting Agreement dated as of September 17, 1996 (the "Agreement").

         WHEREAS, In accordance with the terms and conditions of this Termination Agreement, Superior and the Security Holders desire to Terminate the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Termination Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Termination of Agreement. Superior and the Security Holders each acknowledge and agree that the Agreement is rescinded, terminated and of no further force and effect as of 11:59 p.m. February 16, 1997.

         2. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         3. Counterparts. This Termination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         4. Entire Agreement. This Termination Agreement supersedes any prior oral or written understanding or agreement with respect to the termination of the Agreement. Each party acknowledges that except as expressly provided herein, the parties hereto make no other representations or warranties with respect to this Termination Agreement and the transaction contemplated hereunder.




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         IN WITNESS WHEREOF, the parties hereto have caused this Termination
Agreement to be duly executed as of the day and year first above written.

SUPERIOR NATIONAL INSURANCE GROUP, INC.




By: /S/ J. Chris Seaman
   ---------------------------------------
     Name:   J. Chris Seaman
     Title:  Executive Vice President and
             Chief Financial Officer
     Address for Notice: Superior National
                         Insurance Group, Inc.
                         26601 Agoura Road
                         Calabasas, California  91302
                         Attention:  William L. Gentz

ALLSTATE INSURANCE COMPANY



By: /S/ J. Loren Hall
   ---------------------------------------
   Name:  J. Loren Hall
   Title: Authorized Signatory


By: /S/ Michael P. Curran
   ---------------------------------------
   Name:  Michael P. Curran
   Title: Authorized Signatory
   Address for Notice: Allstate Insurance Company
                       2775 Sanders Road, Suite A3
                       Northbrook, Illinois  60062-6127
                       Attention:  Caryn E. Hank, Strategic
                                   Development Manager

                       with a copy to

                       Allstate Insurance Company
                       Investment law Department
                       3075 Sanders Road, Suite G5A
                       Northbrook, Illinois  60062-7127
                       Attention:  Elizabeth J. Lapham, Esq.

DITO-DEVCAR CORPORATION,                      DITO CAREE LIMITED PARTNERSHIP,
a Nevada corporation                          a Nevada limited partnership
                                              By:   GAMEBUSTERS, INC.
                                                    a Nevada corporation
                                                    Its:General Partner


By:/S/ David B. Hehn                          By: /S/ David B. Hehn
   ----------------------------                  ----------------------------
   Name:  DAVID B. HEHN                          Name:  DAVID B. HEHN
   Title: President                              Title: President




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PRAC LIMITED PARTNERSHIP,
a Nevada limited partnership
By: Somme, Inc.
    a Nevada corporation
Its: General Partner



By:/S/ David B. Hehn
   ----------------------------
   Name:  DAVID B. HEHN
   Title: President
                                           /S/ Richard H. Pickup
                                           -------------------------------------
                                           RICHARD H. PICKUP, in his capacity as
                                           Trustee of:  Pickup Family Trust,
                                           TMP Charitable Unitrust, and
                                           DRP Charitable Unitrust

Address for Notices for: Dito-Devcar Corporation,
                         Dito Caree Limited Partnership
                         Prac Limited Partnership

                         3753 Howard Hughes Parkway, Suite 200
                         Las Vegas, Nevada  89109

Address for Notices for: Pickup Family Trust
                         TMP Charitable Unitrust
                         DRP Charitable Unitrust

                         c/o Wedbush Morgan Securities
                         610 Newport Center Drive, Suite 1300
                         Newport Beach, California  92660
                         Attention:  Mr. Richard H. Pickup






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